6.15 AWG, LTD. NON-QUALIFIED STOCK OPTION PLAN ("NON-QUALIFIED PLAN")

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                  AWG, Ltd. Non-Qualified Stock Option Plan
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This Non-Qualified Stock Option Plan (the "Plan") is made and entered into on
January 13, 1998, by AWG, Ltd., a Nevada corporation (the "Company").

Recitals:

The following recitals form the underlying basis of this Agreement, and will be construed as an integral part of this Plan:

A. The Company desires to retain persons with significant training, experience and ability as directors, executives, employees and consultants of the Company, induce its directors, executives, employees and consultants to have the highest regard for the success of the Company, and reward the loyalty and efforts of its directors, executives, employees and consultants.

B. This Plan is not intended to qualify as an incentive stock option plan under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended.

Therefore, the Company adopts the following Plan:

1. Number of Shares Available for Stock Options. The Plan will make up to one million five hundred thousand (1,500,000) shares of the common stock of the Company (the "Common Stock") available for the rights granted pursuant to the Plan to purchase shares of Common Stock (the "Option(s)"). The maximum aggregate number of shares which may be issued, transferred or sold upon the exercise of Options shall not exceed five hundred thousand (500,000) shares annually, except as such number may be adjusted in accordance with the provisions of Section 3.4 hereof. The maximum aggregate number of shares which may be issued, transferred or sold upon the exercise of Options to any one individual shall not exceed one hundred thousand (100,000) shares annually, except as such number may be adjusted in accordance with the provisions of Section 3.4 hereof.

2.          Administration of the Plan

            2.1. The Board. The Plan shall be administered by the Board; provided, however, that the Board shall have the right to amend the Plan, in accordance with Section 14.1, to provide for the administration of the Plan by a committee of the Board.

            2.2. Powers of the Board. Subject to the terms and provisions of the Plan, the Board shall have authority, in its discretion, to determine (i) the persons to whom Options shall be granted (the "Optionees"), (ii) the time when such Options shall be granted, (iii) the number of Options to be granted to each Optionee, (iv) the exercise price of each Option, (v) the period(s) during which such Options shall be exercisable (whether in whole or in part), and (vi) the other provisions thereof (which need not be identical). Subject to the terms and provisions of the Plan, the Board also shall have the authority to construe the Plan and Options granted thereunder, to amend the terms of the Plan and the "Option Agreements" (as that term is hereinafter defined) entered into thereunder, to prescribe, amend and rescind rules and regulations relating to the



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Plan, to determine the terms and provisions of the respective Option
Agreements (which need not be identical) and to make all other determinations necessary or advisable for administering and effectuating the purposes of the Plan. The Board shall have the authority to require, in its discretion, that the Optionee agree not to sell or otherwise dispose of Common Stock acquired pursuant to the exercise of any Option for a period of up to six months if such sale or other disposition would subject the Optionee to liability under
Section 16 (b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            2.3. Outside Counsel. The Board may employ such legal counsel, consultants and advisors as it may deem desirable for the administration of the Plan and may conclusively rely upon any opinion or computation received from any such counsel, consultant or advisor. Expenses incurred by the Board in the engagement of such counsel, consultant or advisor shall be paid for by the Company.

            2.4. Liability of the Board. No member of the Board shall be liable for any action, failure to act or determination made with respect to the administration of the Plan or any Options granted hereunder; provided that such action, failure to act or determination is made in good faith and in accordance with terms and provisions of the Plan.

3.          Grant of Options

            3.1. Shares Subject to the Plan. Shares of Common Stock issued upon the exercise of outstanding Options may be (i) authorized but unissued shares of Common Stock, (ii) issued shares of Common Stock which are held in the Company's treasury or (iii) any combination thereof. If any Options granted under the Plan shall expire, terminate or be canceled prior to their exercise in full, the number of shares of Common Stock for which such Options have not been exercised shall again become available for grant pursuant to the terms and provisions of the Plan. The Board may grant more than one Option to an individual during the term of the Plan. Subject to the general terms and provisions of the Plan, Options shall be exercisable at the price, during the period, and in accordance with any other terms or conditions, specified by the Board at the time the Option is granted.

            3.2. Period of Grant of Options. Options may be granted at any time after the Plan has been duly adopted by the Shareholders of the Company.

            3.3. Option Agreement. Each Option shall be evidenced by an option agreement ("Option Agreement") containing terms and provisions (which need not be identical) established by the Board and, in all cases, consistent with the terms and provisions of the Plan.

            3.4. Anti-dilution Provisions. In the event of any change in the outstanding shares of Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination, exchange of shares, or other like change in the capital structure of the Company, an adjustment shall be made to each outstanding Option such that each such Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Option had such Option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. The term "Common Stock" after any such

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change shall refer to the securities, cash and/or property then receivable upon the exercise of an Option. In addition, in the event of any such change, the Board shall make any further adjustment as may be appropriate to the maximum number of shares of Common Stock subject to the Plan, the number of shares of Common Stock and the price per share of Common Stock subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under such Options, and the determination of the Board with respect to these matters shall be conclusive.

            3.5.        Change in Control

                        3.5.1. Upon the occurrence of a "Change in Control"
            (as defined below) of the Company, each outstanding Option which is owned by an Optionee and which is not then exercisable in full shall immediately become exercisable.

                        3.5.2. The Board, in its discretion, may determine
            that, upon the occurrence of a Change in Control of the Company, each Option outstanding hereunder shall terminate within a specified number of days after notice to the Optionee, and such Optionee shall receive, with respect to each share of Common Stock subject to such Option, cash (or consideration which may be the same consideration received by stockholders of the Company in the transaction constituting the Change in Control) in an amount equal to the excess of the fair market value of such Common Stock immediately prior to the occurrence of the Change in Control, as determined in good faith by the Board, over the exercise price per share of Common Stock underlying such Option. The provisions contained in this subsection 3.5.2 shall be inapplicable to an Option granted within the six-month period next preceding the occurrence of the applicable Change in Control if (i) the holder of such Option is a director or officer of the Company or a beneficial owner of the Company who is described in Section 16
            (a) of the Exchange Act and (ii) Section 16 (b) of the Exchange Act is applicable to such holder, unless such holder dies or becomes disabled (as determined by the Board) prior to the expiration of such six-month period.

                        3.5.3. For purposes of the Plan, a "Change in
            Control" of the Company shall be deemed to have occurred if:

                                (i) A change in control of the direction and administration of the Company's business of a nature that would be required to be reported in response to
                                      Item 6 (e) of Schedule 14A of
                                      Regulation 14A (or any successor rule
                                      or regulation) promulgated under the
                                      Exchange Act shall have occurred,
                                      whether or not the Company is then
                                      subject to such reporting requirement;

                                (ii)  Any "person" (as such term is used in
                                      Section 13 (d) and 14 (d) (2) of the
                                      Exchange Act) is or becomes the
                                      "beneficial owner" (as defined in Rule
                                      13d-3 under the Exchange Act), directly
                                      or indirectly, of securities of the
                                      Company representing 50% or more of the
                                      combined voting power of the Company's
                                      outstanding securities then entitled
                                      (and apart from rights accruing under
                                      special circumstances) to vote
                                      generally for the election of
                                      directors;

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                                (iii) The Board shall approve a sale of all
                                      or substantially all of the assets of
                                      the Company and its Subsidiaries (taken
                                      as a whole); or

                                (iv)  The Board shall approve any merger,
                                      consolidation, or like business
                                      combination transaction or
                                      reorganization of the Company, the
                                      consummation of which would result in
                                      the occurrence of any one or more of
                                      the events described in clauses (i)
                                      through (iii) above.

            The public offering and sale of Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), shall not be deemed to constitute a Change in Control of the Company.

4. Death of Optionee. In the case of the death of the Optionee, his Option may be exercised after his death by the deceased Optionee's estate, or by a person who acquires the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee, within the six month period following the date of the Optionee's death.

5. Non-Transferability. Each Option will be non-transferable by the Optionee otherwise than by will or the laws of descent and distribution. An Option may only be exercised by the Optionee; except, however, in the event of the Optionee's death as provided in Section 4 above.

6. Exercise of Option. An Optionee may exercise his Option by written notice to the Company (which notice must indicate the number of shares, up to the then remaining and unexercised number of option shares exercisable by him).

7. Option Exercise Price. The exercise price of each share of the option shares (without regard to the date of exercise) shall be equal to and not less than the fair market value thereof as of the date the Option is granted (the "Exercise Price"). Fair market value shall be determined in good faith by the Board, using any reasonable valuation method, without regard to any restriction other than a restriction which, by its terms, will never lapse.

8. Payment of Exercise Price. Upon exercise of the Optionee's Option, the Optionee shall pay to the Company an amount equal to the product of the per share Exercise Price, multiplied by the number of option shares which the Optionee then elects to purchase. The aggregate Exercise Price for all of the option shares which the Optionee elects to purchase will be payable to the Company in immediately available funds (either cash, or by certified or cashier's check made payable to the Company), or by tendering of shares of the Common Stock of the Company owned by the Optionee.

9. No Registration. Neither the Plan, nor the shares of Common Stock of the Company which may be purchased under the Plan have been registered under the Securities Act, nor pursuant to any state securities laws, and may not be sold, transferred, pledged, or otherwise disposed of other than pursuant to an effective registration statement under the Securities Act or upon receipt of an opinion of counsel for the Company to the effect that such disposition is in compliance with the Act and applicable state securities laws. By exercise of an employee's rights to purchase the common stock of the Company, the Optionee thereby agrees that the shares of

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Common Stock of the Company to be acquired by him will be acquired for investment purposes only and not with a view to or for resale in connection with the distribution thereof.

10. Withholding Taxes. At any time that the Company becomes subject to a withholding obligation under applicable law with respect to the exercise of an Option (the "Tax Date"), except as set forth below, the Optionee may elect to satisfy, in whole or in part, the Optionee's related personal tax liabilities (an "Election") by (i) directing the Company to withhold from the shares of Common Stock having a specified value (in each case not in excess of such related personal tax liabilities), (ii) tendering shares of Common Stock issued pursuant to the exercise of an Option or other shares of the Company's Common Stock owned by the Optionee, or (iii) combining any or all of the foregoing options in any fashion. An Election shall be irrevocable.
The withheld shares of Common Stock and other shares tendered in payment should be valued at their fair market value on the Tax Date. The Board may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular grants, shares of Common Stock or exercises. Unless otherwise permitted by the Board, if an Optionee is a person subject to Section 16 of the Exchange
Act then (1) any Election by such Optionee must be made (i) at least six months prior to the relevant Tax Date or (ii) on or prior to the relevant Tax Date and during a period that begins on the third business day following the date of release of publication of the Company's quarterly or annual summary statements of revenues and income and that ends on the twelfth business day following such date, and (2) the Election may not be made with respect to an exercise, or the withholding obligation arising thereon, if the relevant
Option was granted six months or less prior to the date of Election. The
Board may impose any other conditions or restrictions on the right to make an Election as it shall deem appropriate.

11. Issuance of Shares. No shares of Common Stock shall be issued and delivered upon exercise of any Option unless and until, in the opinion of the Board, any applicable registration requirements of the Securities Act (or exemptions therefrom), any applicable listing or quotation requirements of any national securities exchange or inter-dealer quotation system of a registered national securities association on which shares of the same class of stock is then listed (or admitted to unlisted trading privileges) or authorized to be quoted, and any other requirements of law or any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully satisfied.

12. Other Conditions. If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option granted under the Plan is or may in the circumstances be unlawful under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery until, in the opinion of said counsel, such sale or delivery shall be lawful. At the time of any grant or exercise of any Option, the Company may, if it shall deem it necessary or desirable for any reason connected with any law or regulation of any governmental authority relative to the regulation of securities, condition the grant and/or exercise of such Option upon the Optionee making appropriate representations and warranties to the Company and the satisfaction of the Company with the correctness of such representations.

13. Purchase for Investment. Except as hereinafter provided, the Board may require an Optionee, upon the grant of any Option hereunder and upon the exercise of any Option granted

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hereunder to execute and deliver to the Company a written statement, in form and substance satisfactory to the Board, in which the Optionee represents and warrants that the shares of Common Stock are being acquired for such person's own account, for investment purposes only and not with a view to the resale or distribution of all or any portion thereof. The Optionee shall, at the request of the Board, be required to represent and warrant in writing that, to the extent permitted by the terms of the award, any subsequent resale or distribution of shares of Common Stock by the Optionee shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares of Common Stock being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Optionee shall, prior to any offer of sale or sale of such shares of Common Stock, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application of such exemption thereto. The foregoing restriction shall not apply to (i) issuances by the Company so long as the shares Securities Act and a prospectus in respect thereof is current or (ii) reofferings of shares of Common Stock by "Affiliates" of the Company (as defined in Rule 144 (a) (1) or any successor rule or regulation promulgated under the Securities Act) if the shares of Common Stock being reoffered are registered under the Securities Act and a prospectus in respect thereof is current.

            The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued pursuant to Options exercised under the Plan and may issue such "stop transfer" and related instruction to its transfer agent in respect of such shares of Common Stock as it determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or
(ii) implement the provisions of the Plan and any agreement between the Company and the Optionee with respect to such shares of Common Stock.

14.         General Provisions

            14.1. Amendment and Discontinuance of the Plan. For the purpose of meeting any provisions or changes in pertinent law or governmental regulations, or from any other purposes which at the time may be permitted by law, the Board may, from time to time, amend or revise the terms of the Plan, but in no event shall there be any amendment or revision of the Plan without the approval of the holders of at least a majority of the outstanding shares of Common Stock of the Company if such amendment would (i) materially increase (except as authorized by Section 3.4) the number of securities which may be issued under the Plan, (ii) materially increase the benefits accruing to participants under the Plan, or (iii) materially modify the requirements as to eligibility for participation under the Plan. No amendment or modification of the Plan may impair the rights of any Optionee under Options (whether or not presently exercisable) granted prior to such amendment or modification without the consent of such Optionee.

            14.2. Governing Law. This Plan will be governed by, construed, interpreted and enforced in accordance with the laws of the State of Nevada.


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            14.3.   No Guarantee of Employment. Neither the Plan, the grant
                    of any Options hereunder nor the execution and delivery of any Option Agreement shall confer on any Optionee any right to continue as an employee of the Company or any of its Subsidiaries, nor shall it interfere in any respect with an Optionee's right or the right of the Company (or any of its Subsidiaries) to terminate at any time such employment.

            14.4. Indemnification. Service on the Board shall constitute service as a director of the Company, and members of the Board shall be entitled to indemnification and reimbursement as directors for the Company pursuant to its Certificate of Incorporation or By-laws, as in effect from time to time, and applicable statutes and common law.

            14.5. Compliance with Exchange Act. With respect to persons subject to Rule 16b-3 under the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of such regulation or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

Signature

In the presence of the witnesses whose signatures appear below, Company has caused this Plan to be duly executed on the date first above written.

Witness:                                           Company:

                                                   AWG, Ltd.




                                                   By:
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                                                        Mack H. Jennings
                                                        Its:  President

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